As filed with the Securities and Exchange Commission on February 16, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

The Southern Company (Exact name of registrant as specified in its charter)	Delaware (State or other jurisdiction of incorporation or organization)	58-0690070 (I.R.S. Employer Identification No.)

30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
404-506-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________________
MELISSA K. CAEN, Assistant Secretary
The Southern Company
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
404-506-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________
The Commission is requested to mail signed copies of all orders, notices and communications to:

DANIEL S. TUCKER Executive Vice President and Chief Financial Officer THE SOUTHERN COMPANY 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308	ERIC A. KOONTZ TROUTMAN PEPPER HAMILTON SANDERS LLP 600 Peachtree Street, N.E. Suite 3000 Atlanta, Georgia 30308
____________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

PROSPECTUS

THE SOUTHERN COMPANY
Southern Investment Plan

The Southern Company (“Southern Company” or “Company”) is pleased to offer the Southern Investment Plan (“Plan”), a direct stock purchase and dividend reinvestment plan designed to provide investors with a convenient method to purchase shares of Southern Company common stock and reinvest cash dividends in the purchase of additional shares.
This prospectus is prepared and distributed by Southern Company, the issuer of the securities offered. This prospectus relates to 11,582,905 shares of Southern Company’s common stock, $5 par value, registered for purchase under the Plan.
Shares of common stock purchased under the Plan will be, at the option of the Company, original issue or treasury shares or shares purchased on the open market. If purchased from the Company, the price per share will be equal to the average of high and low market prices for the shares of the Company’s common stock traded on the New York Stock Exchange (“NYSE”) on the relevant investment date. For shares purchased on the open market, the price per share will be the weighted average price (excluding broker commissions and related fees) paid by a registered broker acting as an independent agent to acquire the shares.
The Company will receive proceeds from the purchase of common stock pursuant to the Plan only to the extent that such common stock is issued directly by the Company and not from open market purchases. Proceeds received by the Company, if any, will be used for general corporate purposes.
Southern Company common stock is listed on the NYSE under the symbol “SO.”
See “Risk Factors” on page 3 for information regarding certain risks to consider before participating in the Plan or before purchasing shares of Southern Company common stock.
To the extent required by applicable law in any jurisdiction, shares of common stock offered under the Plan to persons not presently stockholders of record of common stock are offered only through a registered broker in such jurisdiction.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
You should read this prospectus carefully and retain it for future reference.
The date of this prospectus is February 16, 2024.

TABLE OF CONTENTS
Southern Investment Plan

This prospectus is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any state or country where the offer or sale is not permitted.
Southern Company has not authorized any person to provide any information that is different from, or in addition to, that contained in this prospectus or in any information that Southern Company incorporates by reference into this prospectus. Southern Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
Southern Company does not imply by the delivery of this prospectus or the sale of any shares of Southern Company common stock hereunder that there has been no change in the affairs of Southern Company since the date of this prospectus or that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

SOUTHERN INVESTMENT PLAN
PROSPECTUS SUMMARY
Enrollment:  The Plan has a direct purchase feature that enables persons not presently owning Southern Company common stock to enroll by submitting an Account Authorization Form and a cash investment of at least $250 plus the initial enrollment fee for the purchase of common stock (“Initial Cash Payment”). The one-time initial enrollment fee will be deducted from the Initial Cash Payment. Registered stockholders may enroll in the Plan by submitting the appropriate Account Authorization Form. If shares of common stock are held in a brokerage account, investors may participate directly by registering some or all of these shares in the investor’s name or by making arrangements with the broker, bank or other intermediary to participate on the investor’s behalf.
Dividends:  Participants in the Plan (“Participants”) have the option of receiving or reinvesting the dividends on all shares. Dividends received can be electronically deposited to a bank account. Accounts will be credited with dividends on all whole and fractional shares.
Optional Investments:  Participants can invest additional funds through optional cash payments (“Optional Cash Payments”) of at least $25 up to a maximum total amount of $300,000 per calendar year. Optional Cash Payments can be made occasionally or at regular intervals. In addition to sending in checks, Participants can also make payments by automatic withdrawals from their bank accounts. Cash, money orders, traveler’s checks and third-party checks are not accepted. Shares will be purchased with Optional Cash Payments weekly.
Direct Registration Shares:  Direct registration enables an investor to be registered directly on the books of the Company without the need for physical certificates. Direct registration shares can be enrolled in the Plan. The Direct Registration System (“DRS”) is managed by The Depository Trust & Clearing Corporation and enables its participants to move securities electronically between street-name ownership and the books of the Company.
Certificates:  Stock certificates can be deposited into an account as Plan shares if the account is enrolled in the Plan.
Sale of Plan Shares:   Plan shares may be sold through the Plan, subject to certain restrictions and limitations. Tax withholdings and fees will be deducted from the proceeds of the sale. Sales requests are aggregated and generally processed within five business days of receipt of the sales request (“Batch Order”). Participants may also request sales through Market Order, Day Limit Orders, GTC Limit Orders and Stop Orders (each as defined below). A check for the net proceeds will be made payable to the registered account owner(s) and mailed as soon as administratively possible after the settlement date.
Transfer of Shares:  Participants may direct the transfer of all or a portion of their Plan shares, subject to standard transfer rules and requirements.
Plan Participation:  Participants may change the terms of their participation in the Plan, except as described in this prospectus, by providing written instructions to Equiniti Trust Company, LLC (“EQ Shareowner Services” or “Plan Administrator”).
Account Statement:  Following each cash purchase or other transaction involving a Participant’s Plan account, the Participant will be provided with a detailed statement. Participants may elect to have their statements and other information sent to them automatically by initiating eDelivery through shareowneronline.com.
Fees:  Currently, Participants are not charged fees for the reinvestment of dividends under the Plan. A per transaction fee and, for open market purchases, a per share fee are assessed for Optional Cash Payments. A one-time initial enrollment fee is deducted from the Initial Cash Payment provided with each Account Authorization Form for new Participants. A commission per share fee and a transaction fee are deducted from the proceeds of any sale of Plan shares. Additional fees apply depending on whether the sale is through a Batch Order, Market Order, Day Limit Order, GTC Limit Order or Stop Order and for delivery of sale proceeds through direct deposit. See Appendix A — Fee Schedule for a full listing of fees. The Plan

Administrator reserves the right to impose additional fees or modify any or all fees in the future. Participants should contact the Plan Administrator to obtain current fee information.
Use of Proceeds:  To the extent that shares for the Plan are purchased from the Company, the proceeds will be used for general corporate purposes, including the investment by the Company in its subsidiaries.
RISK FACTORS
Investing in Southern Company’s common stock involves risk. Please see the risk factors described in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (“Form 10-K”), which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.
SOUTHERN COMPANY OVERVIEW
Southern Company (NYSE: SO) was incorporated under the laws of Delaware on November 9, 1945. The principal executive offices of Southern Company are located at 30 Ivan Allen Jr. Blvd., N.W., Atlanta, Georgia 30308, and the telephone number is (404) 506-5000.
The Company is a holding company that owns all of the outstanding common stock of three traditional electric operating companies, Southern Power Company (“Southern Power”) and Southern Company Gas. The traditional electric operating companies – Alabama Power Company, Georgia Power Company and Mississippi Power Company – are each operating public utility companies providing electric service to retail customers in three Southeastern states in addition to wholesale customers in the Southeast. Southern Power is also an operating public utility company. Southern Power develops, constructs, acquires, owns and manages power generation assets, including renewable energy projects, and sells electricity at market-based rates in the wholesale market. Southern Company Gas is an energy services holding company whose primary business is the distribution of natural gas in four states – Illinois, Georgia, Virginia and Tennessee – through its natural gas distribution utilities. Southern Company Gas is also involved in several other businesses that are complementary to the distribution of natural gas.
Dividends on Southern Company’s common stock are payable at the discretion of the Southern Company Board of Directors. Southern Company has paid a dividend to its stockholders every quarter dating back to 1948. Southern Company’s common stock has been listed on the NYSE since September 30, 1949.
ADMINISTRATION
1.  Who administers the Plan?
The Plan is administered by the Plan Administrator. The Plan Administrator keeps records, sends statements and performs other duties relating to the Plan. If EQ Shareowner Services resigns as Plan Administrator, Southern Company would designate a new administrator.
2.    What is the contact information for the Plan Administrator?
    Internet
    shareowneronline.com
Available 24 hours a day, seven days a week for access to your account information and answers for many common questions and general inquiries.
    Email

Login to your account at shareowneronline.com and select Contact Us.
    Telephone
1-800-554-7626 Toll-Free
651-450-4064 outside the United States
Customer Care Specialists are available Monday through Friday, from 8:00 a.m. to 6:00 p.m. Eastern Time.
Participants may also access account information 24 hours a day, seven days a week using the automated voice response system.
    Written correspondence and deposit of certificated shares:*
EQ Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856
Certified and overnight delivery
EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
*If sending in a certificate for deposit, see Question 32 below.
When communicating with the Plan Administrator, Participants should provide their account number and a daytime telephone number. Participants also may be required to provide the Authentication ID number in order to receive account information. A unique 12-digit Authentication ID will be assigned to each Participant’s account. Using an Authentication ID is a safer alternative to social security and tax identification numbers (SSN/TIN), which are often used by criminals to commit identity theft and other crimes.
To activate an online account, see Question 8 below.
Plan documents, Account Authorization Forms and certain other information described in this prospectus can be obtained from the Plan Administrator.
Participants can access Plan forms and account information and conduct most plan activities online at shareowneronline.com.
3.  Should Participants stay in contact with the Plan Administrator?
Yes. Each state has unclaimed property laws that typically specify that if an account owner does not initiate “active contact” with the Plan Administrator during any three-year period, the property in the account may be deemed “abandoned.” For accounts that meet a state’s definition of “abandoned,” the Plan Administrator is legally required to transfer the property in the account, including shares and dividends, to the state of the account’s last known residence. Therefore, Participants should immediately notify the Plan Administrator of any change of address and respond as directed to mailings requesting they contact the Plan Administrator.
4.  What happens upon a Participant’s death or legal incapacitation?
The Participant’s legal representative should notify the Plan Administrator as soon as possible for specific information regarding the disposition of the assets.

5.  May the Plan be amended, suspended or terminated?
Yes. Southern Company reserves the right to suspend, modify or terminate the Plan at any time. All Participants will receive notice of any such suspension, substantive modification or termination.
6.  Who purchases and sells stock for the Plan?
A broker acts as an independent agent to purchase and sell Southern Company common stock on the open market on behalf of the Plan. The Plan Administrator reserves the right to change the broker without notice.
ELIGIBILITY
7.  Who is eligible to participate in the Plan?
Any person or legal entity residing in the United States, whether or not a stockholder of record, is eligible to participate in the Plan. Citizens or residents of a country other than the United States, its territories and possessions are eligible to participate if such participation would not violate laws applicable to the Company or the Participant.
ENROLLMENT
8.  How does an investor apply for enrollment in the Plan?
•    New Investors
Participants who do not already own Southern Company shares registered in their name can enroll in the Plan by submitting a completed Account Authorization Form along with a payment for the initial investment plus the initial enrollment fee. Participants may enroll through shareowneronline.com and authorize an automatic withdrawal from their bank account or through the mail by sending the Account Authorization Form along with a check. Cash, money orders, traveler’s checks and third-party checks are not accepted.
Online Enrollment:
1.Go to shareowneronline.com
2.Select Register then I want to invest in a company
3.Select Southern Company
4.Select Invest Now, and follow the instructions to buy shares
The Plan Administrator reserves the right to limit or combine accounts with identical taxpayer identification numbers and/or legal registrations.
•    Stockholders of Record — Registered
Participants whose shares are currently registered in their name with Southern Company, not held by their broker or bank in their name, can enroll through shareowneronline.com or by submitting an Account Authorization Form by mail.
Online Enrollment:
1.Go to shareowneronline.com
2.Select Register then I want to register for online access
3.Select Southern Company and enter your EQ Account Number
4.Select your Authentication* method
5.Follow the steps to provide your information, create your secure profile and access your online account
*If you need your Authentication ID to continue, select Authentication ID and Please send my Authentication ID, then click Send ID. For security, this number is required for first time sign on.

•    Beneficial Owners
Participants who currently own shares of Southern Company common stock that are held on their behalf by a bank or broker (in “street name”) can instruct the bank or broker to transfer at least one share to a book-entry DRS account registered in the Participant’s name. Once the process is complete, the Participant will receive a statement showing the deposit of shares to book-entry DRS. Upon receipt of the statement, the Participant can enroll in the Plan as an existing registered shareowner.
9.  Will interest be paid on Initial Cash Payments held for investment pending the purchase of shares?
No. Participants will not earn interest on funds held by the Plan Administrator.
DIVIDENDS
10.  When are dividends paid?
Dividends and associated record and payment dates are subject to declaration by the Southern Company Board of Directors. The timing and amount of future dividends will depend on Southern Company’s earnings, financial condition and other factors.
The dividend record date is the date on which a Participant must be registered as a stockholder in order to receive a declared dividend. Historically, record dates generally have been in February, May, August and November. The payment date is the day when the dividend is payable to stockholders of record. Payment dates generally have been the sixth day of March, June, September and December, subject to adjustment if not a business day.
11.  Will interest be paid on dividends held for investment pending the purchase of shares?
No. Participants will not earn interest on funds held by the Plan Administrator.
12.  What are the options for reinvesting or receiving dividends?
Participants have three options regarding how their dividends can be treated under the Plan. Optional Cash Payments can be made under any option.
A.    Full Dividend Reinvestment (RD): All cash dividends payable on shares held in the Plan, along with any shares held in physical certificate form or through book-entry DRS, will be used to purchase additional shares. The Participant will not receive cash dividends from Southern Company; instead, all dividends will be reinvested. Whole and fractional shares will be allocated to the Plan account.
B.    Partial Dividend Reinvestment (PS-N): A Participant may elect to be paid cash for a portion of the dividend and reinvest the remainder. The portion elected to be paid will be applied to the total shares held in the Plan, along with any shares held in physical certificate form or held through book-entry DRS. The cash portion of dividends will be sent by check unless the Participant has elected to have those dividends deposited directly to a designated bank account.
C.    Cash Dividends (RP0): All dividends payable to the Participant will be paid in cash. This includes the dividend payable on all shares held in the Plan and any shares held in physical certificate form or held through book-entry DRS. The Participant’s dividend payment will be sent by check unless the Participant has elected to have those dividends deposited directly to a designated bank account.
13.  What is the deadline for designating a dividend option?
A Participant may change an election at any time online, by telephone or by sending a new Account Authorization Form by mail. Changes received after the record date for a dividend will be effective for the following dividend.

14.  Can Participants have cash dividends electronically deposited?
Yes. For electronic direct deposit of any dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form. The Participant should include a voided check or deposit slip from the bank account into which direct deposits are to be made. If the shares are jointly owned, all owners must sign the form.
OPTIONAL CASH PAYMENTS
15.  What are the minimum and maximum amounts for Optional Cash Payments?
The minimum Optional Cash Payment is $25 and the maximum is $300,000. The total amount of Optional Cash Payments that can be credited to any account during a calendar year is $300,000, which includes the Initial Cash Payment. There is no obligation to make an Optional Cash Payment in any period, and the same amount need not be sent each time.
16.  How does a Participant make an Optional Cash Payment?
A Participant can make additional cash investments in the Plan at any time by check or by authorizing one-time, semi-monthly or monthly recurring automatic bank withdrawals from a U.S. or Canadian financial institution. The dollars invested (less any applicable fees) will go towards purchasing whole and fractional shares.
Check – To make an investment by check, Participants may complete and return a Transaction Request Form (attached to the account statement) together with the payment. The check must be made payable to “EQ Shareowner Services” in U.S. dollars. Cash, money orders, traveler’s checks and third-party checks are not accepted.
One-time automatic withdrawal – Participants may make a one-time automatic withdrawal from a designated checking or savings account at a qualified financial institution by signing on to shareowneronline.com.
Recurring automatic withdrawals – To make regular investments with automatic withdrawals from a designated checking or savings account at a qualified financial institution, Participants may authorize automatic investments by signing on to shareowneronline.com.
17.  Are there deadlines for receipt of Optional Cash Payments?
Yes. Optional Cash Payments must be received by the Plan Administrator no later than one business day prior to any weekly investment date. Initial Cash Payments and Optional Cash Payments will be invested as soon as administratively possible after the Plan Administrator receives them, which is generally within five trading days from receipt of the investment amount. Payments received after the deadline will be credited to the Participant’s account and may not be used to purchase shares until the next weekly investment date.
18.  Can Participants have Optional Cash Payments automatically withdrawn from their bank accounts?
Yes. A Participant may set up a one-time, semi-monthly or monthly automatic withdrawal from a designated bank account. The request may be submitted online, by telephone or by sending an Account Authorization Form by mail. Requests are processed and become effective as promptly as administratively possible, usually within 15 days. Once the automatic withdrawal is initiated, funds will be debited from the Participant’s designated bank account on or about the 11th and/or the 25th of each month and will be invested in Southern Company common stock generally within five trading days. Changes or a discontinuation of automatic withdrawals can be made online, by telephone or by using the Transaction Request Form attached to the Participant’s statement. To be effective with respect to a particular investment date, a change request must be received by the Plan Administrator at least 15 trading days prior to the investment date.

19.  Will interest be paid on Optional Cash Payments held for investment pending the purchase of shares?
No. Participants will not earn interest on funds held by the Plan Administrator. During the period that an Optional Cash Payment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments or the Plan Administrator may hold the funds uninvested. For purposes of the Plan, “Permitted Investments” shall mean select Wells Fargo deposit products. The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator. Investment income from such Permitted Investments shall be retained by the Plan Administrator.
20.  Can an Optional Cash Payment be refunded?
Yes, if shares have not yet been purchased and credited to the account, an Optional Cash Payment can be refunded. A written request to refund an Optional Cash Payment must be received by the Plan Administrator no later than two business days prior to each weekly investment date.
21.  How are payments with “insufficient funds” handled?
If any Optional Cash Payment, including payment by check or automatic withdrawal, is returned for any reason, the Plan Administrator will remove from the Participant’s account any common stock purchased with such funds and will sell such shares. The Plan Administrator may also sell additional common stock in the account to recover a returned funds fee for each Optional Cash Payment returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator. The Plan Administrator also may restrict the form of acceptable payment from the Participant.
PURCHASE OF COMMON STOCK
22.  What is the source of stock purchased through the Plan?
At the Company’s discretion, stock for the Plan will be purchased on the open market or directly from the Company.
23.  How is stock purchased on the open market?
The Plan Administrator will separately aggregate Participants’ dividends for reinvestment and Optional Cash Payments and notify the broker of the amount available for purchase. The broker has sole control over the time and price at which it purchases common stock for the Plan.
24.  How is the purchase price determined?
The price per share for shares purchased on the open market will be the weighted average price paid by the broker to acquire the shares, excluding broker commissions and related fees.
The price per share for shares purchased from the Company with dividends will be equal to the average of the high and low market prices on the dividend payment date. For shares purchased from the Company with Optional Cash Payments, the price per share will be equal to the average of the high and low market prices on the applicable investment date. While the common stock is traded on the NYSE, the price for shares purchased from the Company will be calculated based on market prices as reported by the NYSE for composite transactions or another authoritative source reporting NYSE composite transactions.
25.  Who pays brokerage commissions on share purchases?
For dividend reinvestments: If shares are to be purchased on the open market, the Company will pay the brokerage commission on shares purchased. These commissions will be considered additional income to Participants for tax purposes and will be reported on Internal Revenue Service (“IRS”) Form 1099-DIV year-end tax statements. There are no commissions on shares purchased from the Company.
For Optional Cash Payments: If shares are to be purchased on the open market, a per transaction fee and a per share commission fee must be paid by Participants. There are no commissions on shares purchased from the Company. See Appendix A – Fee Schedule for a full listing of fees.
26.  When does the broker purchase shares for the Plan?
A. For Dividends: If shares are to be purchased on the open market, purchases will begin on the dividend payment date and will be completed no later than 30 days after the dividend payment date. Depending on the number of shares being purchased and current trading volume in the shares, purchases may be executed in multiple transactions and may be purchased on more than one day. In the unlikely event that, due to unusual market conditions, the broker is unable to invest the funds within 30 days, the Plan Administrator will remit the dividends to the Participant.
B. For Cash Payments: If shares are to be purchased on the open market for Optional Cash Payments, the broker will make purchases generally within five trading days from receipt of a Participant’s investment amount, and no later than 35 trading days, except where postponement is necessary to comply with Regulation M under the Securities Exchange Act of 1934, as amended (“1934 Act”), or other applicable provisions of securities law. Depending on the number of shares being purchased and current trading volume in the shares, purchases may be executed in multiple transactions and may be purchased on more than one day. Therefore, a Participant will not be able to precisely time a purchase through the Plan and will bear the market risk associated with fluctuations in the price of Southern Company’s common stock. In the unlikely event that, due to unusual market conditions, the broker is unable to invest the funds within 35 days, the Plan Administrator will return the funds to the Participant.
27.  When will purchased shares be credited to a Participant’s Plan account?
Shares purchased on the open market will be credited to Plan accounts as soon as administratively possible after the settlement date.
Shares purchased from the Company with dividends will be credited to Plan accounts on or about the dividend payment date. Shares purchased from the Company with Optional Cash Payments will be credited to Plan accounts on or about the investment date.
28.  Can Participants request the purchase of a specific number of shares, a specific purchase price or a specific purchase date?
No. These options are not available for purchases in the Plan.
PLAN SHARES
29.  How do Participants transfer or gift Plan shares?
To authorize a transfer or gift of Southern Company shares, a Participant must submit to the Plan Administrator a Stock Power Form with instructions to transfer ownership of shares. The form can be found at shareowneronline.com. For additional assistance regarding the transfer of Plan shares, contact the Plan Administrator. The form will require a “Medallion Signature Guarantee” by a financial institution. A Medallion Signature Guarantee is a special guarantee for securities and may be obtained through a financial institution such as a broker, bank, savings and loan association or credit union that participates in the Medallion Signature Guarantee program. The guarantee ensures that the individual requesting the transfer of securities is the owner of those securities. Most banks and brokers participate in the Medallion Signature Guarantee program.

If a Participant’s request to transfer all Plan shares in an account is received between a dividend record date and the payable date, the request will be processed and a separate dividend check will be mailed to the Participant.
A Participant can also gift shares from a Plan account to a non-Participant by making an Initial Cash Payment to establish an account in the recipient’s name. An Optional Cash Payment can also be submitted on behalf of an existing Participant. If a Participant’s investments or transfers are made to an existing account, dividends on the shares credited to such investments or transfers will be invested in accordance with the elections made by the existing account owner.
30.  Can Plan shares be pledged or assigned?
No. Except as otherwise expressly provided herein, Participants may not sell, pledge, hypothecate or otherwise assign or transfer the Participant’s account, any interest therein or any cash or shares credited to the Participant’s account. No attempt at any such sale, pledge, hypothecation or other assignment or transfer shall be effective. Nothing herein shall affect a shareowner’s rights in respect to shares for which certificate(s) were previously issued.
31.  Can Participants obtain a stock certificate for Plan shares?
No. Southern Company no longer issues stock certificates representing shares of Southern Company common stock.
32.  Can Participants have stock certificates deposited in their accounts as Plan shares?
A Participant may elect to deposit physical Southern Company common stock certificate(s) for safekeeping, by sending the certificate(s) to the Plan Administrator together with instructions to deposit the certificate(s). The certificate(s) will show as surrendered with the corresponding credit to the Participant’s Plan shares account. The transaction will appear on the Participant’s account statement, and shares will be held by the Plan Administrator in its name or nominee name. Shares deposited and held for safekeeping will be treated in the same manner as shares purchased through the Plan. These shares will be held until the Participant sells, withdraws or terminates participation in the Plan. Because the Participant bears the risk of loss in sending stock certificate(s), it is recommended that the Participant sends them registered, insured for at least 4% of the current market value and request a return receipt.
33.  Can DRS shares participate in the Plan?
Yes. If not already enrolled in the Plan, a potential Participant must send the Plan Administrator the appropriate Account Authorization Form which is available online at shareownerservices.com or by contacting the Plan Administrator.
SALE OF PLAN SHARES
34.  How do Participants request that Plan shares be sold?
Sales are usually made through a broker, who will receive brokerage commissions. Typically, the shares are sold through the NYSE. Depending on the number of Southern Company shares to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.
Participants may instruct the Plan Administrator to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order, Good-’Til-Date/Canceled Limit Order or Stop Order.
Batch Order (online, telephone, mail) – The Plan Administrator will combine each request to sell through the Plan with other Participants’ sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five business days (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled.

Market Order (online or telephone) – The Participant’s request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Plan Administrator will promptly submit the shares to a broker for sale on the open market. Once entered, a Market Order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.
Day Limit Order (online or telephone) – The Participant’s request to sell shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. Once entered, a Day Limit Order request cannot be canceled by the Participant.
Good-’Til-Date/Canceled (GTD/GTC) Limit Order (online or telephone) – A GTD/GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one day. The order or any unexecuted portion will be automatically canceled if the price is not met by the end of the order period. The order may also be canceled by the applicable stock exchange or the Participant.
Stop Order (online or telephone) – The Plan Administrator will promptly submit a Participant’s request to sell shares in a Stop Order to a broker. A sale will be executed when the stock reaches a specified price, at which time the Stop Order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).
Sales proceeds will be net of any fees to be paid by the Participant. The Plan Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN for non-U.S. citizens will be subject to federal backup withholding. This tax can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at shareowneronline.com.
A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed by first class mail as soon as administratively possible after the settlement date. If a Participant submits a request to sell all or part of the Plan shares, and the Participant requests net proceeds to be automatically deposited to a checking or savings account, the Participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the Participant is unable to provide a voided check or deposit slip, the Participant’s written request must have the Participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.
A Participant who wishes to sell shares currently held in certificate form may send them in for deposit to the Plan Administrator and then proceed with the sale. To sell shares through a broker of the Participant’s choice, the Participant may request the broker to transfer shares electronically from the Plan account to the Participant’s brokerage account.
Southern Company’s share price may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Plan Administrator shall not be liable for any claim arising out of failure to sell on a certain date or at a specific price. Neither the Plan Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan. This risk should be evaluated by the Participant and is a risk that is borne solely by the Participant.

35.  What is the cost basis of shares sold through the Plan?
The cost basis is generally the original purchase price including commissions and other fees. If a Participant acquired a security other than by purchasing it, the cost basis may be the value at the time the Participant receives it. Participants are advised to consult their own tax or financial advisors with respect to the tax consequences of participation in the Plan (including federal, state, local and other tax laws and U.S. withholding laws).
36.  How can the cost basis be determined for shares purchased through the Plan if a Participant doesn’t have all the original purchase information?
Copies of account statements are available from the Plan Administrator.
REPORTS TO PARTICIPANTS
37.  What reports will Participants receive?
A statement confirming each transaction will be sent to the Participant promptly after the account activity occurs. The statement will show detail of the activity including, date, price, number of shares and any applicable fees. These statements contain information about the cost basis of Participants’ shares for tax reporting purposes. It is important to keep the statements to fulfill any tax obligations. The Plan Administrator will capture and track the cost basis for covered securities as defined in the federal tax regulations. If a Participant’s statement becomes lost, a written request stating the information required may be sent to the Plan Administrator at the address contained in this prospectus. A fee may be charged for retrieval of past account information.

TERMINATION OF PLAN PARTICIPATION
38.  How can Participants request to terminate participation in the Plan?
A Participant may terminate participation in the Plan at any time by instruction to the Plan Administrator. Requests can be made by telephone or through the mail. A Participant requesting termination may elect to retain Southern Company shares or to sell all or a portion of the shares in the account. If a Participant chooses to retain the Plan shares, they will be converted and held in book-entry DRS. Any fractional shares will be sold and a check will be sent to the Participant for the proceeds. If a Participant chooses to sell the Plan shares, the Plan Administrator will sell such shares at the current market value and will send the proceeds to the Participant, less fees and any applicable taxes. If no election is made in the request for termination, whole Plan shares will be converted to book-entry DRS. Upon termination, any uninvested contributions will be returned to the Participant. Any future dividends will be paid in cash, unless the Participant rejoins the Plan.
If the Participant’s request to terminate participation in the Plan is received on or after a dividend record date, but before the dividend payable date, the Participant’s termination will be processed as soon as administratively possible, and a separate dividend check will be mailed to the Participant.
The Plan Administrator reserves the right to terminate participation in the Plan if a Participant does not have at least one whole share in the Plan. Upon termination, the Participant will receive the cash proceeds from the sale of any fractional share, less any transaction fee and brokerage commission.
COSTS AND EXPENSES
39.  Are there any costs to open a new Plan account for purchasing shares?
Yes. There is a one-time initial enrollment fee. See Appendix A — Fee Schedule.
40.  After payment of the one-time initial enrollment fee, are there any costs to participate or purchase stock under the Plan?
Yes. Participants pay a per transaction fee and, for open market purchases, a commission on each share of stock purchased through an Optional Cash Payment. Participants do not pay an investment fee or commission fee for the reinvestment of dividends. See Appendix A — Fee Schedule.
41.  Is there a cost to sell shares through the Plan?
Yes. Participants pay a service fee and a broker commission on each share of stock sold through the Plan. See Appendix A — Fee Schedule.
42.  Can the Fee Schedule be changed?
Yes. The Plan Administrator reserves the right to impose or modify any or all fees in the future. Changes in the Fee Schedule will be announced to Participants approximately 30 days prior to the effective date. Any such change will be deemed to be accepted by Participants who do not terminate participation in the Plan prior to the effective date of the change. Participants should contact the Plan Administrator to obtain current fee information.
43. What is the impact of a stock dividend or stock split?
It is understood that any stock dividends or stock splits distributed by Southern Company on common stock held by the Plan Administrator for the Participant will be credited to the Participant’s account. This will include all whole and fractional shares.

OTHER INFORMATION
44.  How are Plan shares voted?
Participants in the Plan will receive proxy voting materials and have the sole right to vote the shares held for them in the Plan in accordance with the instructions provided in the proxy material. In the event the Participant does not provide direction for voting, the Plan shares will not be voted. If a form of proxy is signed and returned but no voting instructions are given, the Participant’s shares will be voted in accordance with the recommendations of the Company’s Board of Directors.
Participants are encouraged to read the voting materials carefully. Votes may be submitted online, by telephone or by returning the signed, dated proxy card. A Participant’s shares will be voted in accordance with the most recent submitted instructions.
45.  How will Plan accounts be impacted if Southern Company has a rights offering?
In the event Southern Company makes available to its shareowners rights to purchase additional common stock or other securities, the Plan Administrator will sell such rights accruing in common stock for the Participant. The funds will be combined with the next regular dividend or Optional Cash Payment for reinvestment. If a Participant desires to independently exercise the purchase rights, the Participant should request that whole common stock be issued in book-entry DRS.
46.  What are the responsibilities of the Company and the Plan Administrator under the Plan?
In administering the Plan, none of Southern Company, the Plan Administrator or any independent agent selected as broker by the Plan Administrator shall be liable for any good faith act or omission to act, including, but not limited to any claim of liability (i) arising out of the failure to terminate a Participant’s account upon such Participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares of common stock are purchased or sold, or (iii) as to the value of the common stock acquired for Participants. Buying and selling shares of common stock are subject to investment risk. The price may fall or rise during the period between a request for investment or sale, its receipt by the Plan Administrator and the ultimate transaction in the open market. Any decision to purchase or sell securities through the Plan must be made by the Participant based upon his or her own research and judgment. The price risk will be borne solely by the Participant. However, Southern Company remains liable for any violations of the federal securities laws.
Southern Company’s common stock is not insured by the Federal Deposit Insurance Corporation or any other government agency and does not constitute deposits or other obligations of, and is not guaranteed by, EQ Shareowners Services or Southern Company. Southern Company’s common stock is subject to investment risks, including possible loss of principal amount invested. See “Risk Factors” on page 3. Common stock held in the Plan is not subject to protection under the Securities Investor Protection Act of 1970.
47.  What information is available online about the Plan?
Extensive information about the Company and the Plan is available through the Company’s website at http://www.southerncompany.com. By accessing your account online at shareowneronline.com, you can obtain various transaction request forms and obtain online access to stockholder account information, including shares and transactions associated with the Plan.
48.  Is a Participant protected against losses by participating in the Plan?
No. Participants should recognize that neither the Company nor the Plan Administrator can assure them of profit or protect them against a loss on the shares purchased or sold under the Plan. See “Risk Factors” on page 3 for additional information.

INTERPRETATION OF THE PLAN
The Company may in its absolute discretion interpret and regulate the Plan as deemed necessary or desirable in connection with the operation of the Plan and direct the Plan Administrator with respect to resolving questions or ambiguities concerning the various provisions of the Plan.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
Participants in the Plan are advised to consult their own tax advisors with respect to the tax consequences of participation in the Plan (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situations.
Cash dividends reinvested under the Plan will be taxable for U.S. federal income tax purposes as having been received by Participants even though Participants have not actually received them in cash. The total amount of dividends paid to Participants during the year, whether or not they are reinvested, as well as any commissions or other fees paid on Participants’ behalf, will be reported to Participants and the IRS shortly after the close of the year on Form 1099-DIV.
Under current U.S. federal income tax law, the maximum rate of U.S. federal income tax imposed on most dividends received by individuals (known as “Qualified Dividends”) is 20%, 15% or 0% depending on the individual’s tax bracket (“Reduced Rate”). In order to be eligible for the Reduced Rate, an individual stockholder must own the Company’s common stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. A special loss rule applies if a Participant receives an “extraordinary dividend” with respect to the Company’s common stock which is entitled to the Reduced Rate. If a Participant receives, with respect to any share of the Company’s common stock, Qualified Dividend income from one or more dividends which are extraordinary dividends (a dividend which equals or exceeds 10% of such Participant’s tax basis in that share of stock), any loss on the subsequent sale or exchange of that share will, to the extent of such dividends, be treated as long-term capital loss. Further, dividends entitled to the Reduced Rate are not treated as “investment income” under section 163(d) of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), which allows a non-corporate taxpayer to deduct investment interest expense to the extent of his or her investment income. Dividends on shares of the Company’s common stock, however, will be treated as investment income if a Participant elects not to report the income as a Qualified Dividend. The top individual tax rate on adjusted net capital gains associated with sales and exchanges of capital assets is 20% (0% for individuals in the lower tax brackets). Participants should consult their tax advisors regarding the specific tax consequences to them from the receipt of dividends or sales proceeds with respect to their stock in the Plan.
The Plan assumes that each Participant will use the first-in, first-out method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference in writing to the Plan Administrator. Participants may designate their preference for specific identification cost basis at any time. Participants will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to Participants’ Plan accounts, the purchase of shares for Participants’ plan accounts or the withdrawal of whole shares from Participants’ accounts. Participants will, however, generally realize gain or loss upon the receipt of cash for fractional shares held in the Plan. Participants also will realize gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that Participants receive for the shares sold and Participants’ tax basis in the shares. Participants’ tax basis will generally equal the amount Participants paid for the shares (i.e., the Optional Cash Payment and/or cash dividend plus any service charges and processing fees paid by or for Participants). In order to determine the tax basis for shares in Participants’ accounts, Participants should retain all account statements.
A foreign person (non-resident alien individual or foreign entity) is subject to tax withholding at a 30% rate on the gross amount of certain payments of U.S. source income including dividends, unless the beneficial owner of the payment is entitled to a reduced rate of, or exemption from, withholding tax under an income tax treaty. Foreign entity-owned accounts may also be subject to 30% withholding on all applicable U.S. sourced income, including dividends, as required by the Foreign Account Tax Compliance Act (“FATCA”). Foreign persons should consult with their tax advisors or counsel as to which tax certification form they are required to provide and for more specific information regarding the withholding requirements under Chapters 3 (foreign person withholding) and 4 (FATCA) of the Internal Revenue Code.
Dividends paid on shares, and the proceeds of any sale of shares, in Plan accounts may be subject to the “backup withholding” provisions of the Internal Revenue Code. If a Participant fails to furnish a properly completed Form W-9 or its equivalent, unless such Participant is exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code, then the Plan Administrator must withhold 24% (or the current backup withholding rate) from the amount of dividends, the proceeds of the sale of a fractional share and the proceeds of any sale of whole shares. In the event that a Participant is subject to backup withholding, the amount of dividends that will be reinvested on such Participant’s behalf will be reduced by the amount of such backup withholding.
USE OF PROCEEDS
Southern Company will receive proceeds from purchases of common stock under the Plan only if the purchases are made directly from Southern Company, rather than by the broker on the open market. Southern Company will use any such proceeds to pay scheduled maturities and/or refundings of its securities, to repay short-term indebtedness to the extent outstanding and for other general corporate purposes, including the investment by Southern Company in its subsidiaries.
LEGAL MATTERS
The validity of the shares of Southern Company common stock being offered through this prospectus is being passed upon by Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Form 10-K, and the effectiveness of Southern Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE TO FIND MORE INFORMATION
Southern Company has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 (“Registration Statement,” which term encompasses any amendments to the Registration Statement and exhibits to the Registration Statement) under the Securities Act of 1933, as amended. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement, to which reference is made.
Southern Company is subject to the informational requirements of the 1934 Act, and in accordance with the 1934 Act files reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding registrants including Southern Company that file electronically at http://www.sec.gov. Copies of certain information filed by Southern Company with the SEC are also available on Southern Company’s website at http://www.southerncompany.com. The information on Southern Company’s website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.
The SEC allows the Company to “incorporate by reference” the information the Company files with it, which means that the Company can disclose important information by referring to these documents. The information incorporated by reference is an important part of this prospectus and should be read with the same care. The following documents are incorporated in and made part of this prospectus by reference:
1. The Form 10-K;
2. All information in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 14, 2023, to the extent incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022;
3. The Company’s Current Report on Form 8-K dated February 1, 2024 and Current Report on Form 8-K/A dated October 16, 2023 (filed on February 6, 2024); and
4. The description of Southern Company’s common stock contained in Exhibit 4(a)3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, including any amendment or report filed with the SEC for the purpose of updating the description.
All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and made a part of this prospectus from the date of filing of such documents; provided, however, that the Company is not incorporating any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Southern Company hereby undertakes to provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to herein under the caption “Where to Find More Information” which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference. A copy of these filings may be requested by writing to or calling the following addresses or telephone number:
Manager, Shareholder Services
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, GA 30308
404-506-0965
shareholderservices@southernco.com

APPENDIX A

SOUTHERN INVESTMENT PLAN

Fee Schedule

Investment Summary and Fees

Summary

Minimum cash investments
Minimum one-time initial purchase for new investors	$250.00
Minimum one-time optional cash investment	$25.00
Minimum recurring automatic investments	$25.00
Maximum cash investments
Maximum annual investment	$300,000.00
Dividend reinvestment options
Reinvest options	Full, Partial, None

Fees

Investment fees
Initial enrollment (new investors only)	$15.00
Dividend reinvestment	Company Paid
Check investment (per investment)	$2.50
One-time automatic investment (per investment)	$2.50
Recurring automatic investment (per investment)	$2.50
Dividend purchase trading commission (per share)	Company Paid
Optional cash payment trading commission (open market purchases) (per share)	$0.06
Sales fees
Batch Order (per transaction)	$15.00
Market Order (per transaction)	$25.00
Limit Order (Day/GTD/GTC) (per transaction)	$30.00
Stop Order (per transaction)	$30.00
Sale trading commission (per share)	$0.12
Direct deposit of sale proceeds (per transaction)	$5.00
Other fees
Certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawals	$35.00 per item
Prior year duplicate statements	$15.00 per year
A-1

SOUTHERN COMPANY

11,582,905 shares

Common Stock
$5.00 par value per share

__________________
PROSPECTUS
__________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses of issuance and distribution to be borne by Southern Company are as follows:

Charges of Plan Administrator	25,000
Charges of Transfer Agent and Registrar	25,000
Printing and Preparation of Registration Statement, Prospectus, etc.	60,000
Fees of Counsel	40,000
Fees of Accountants	50,000
Services of Southern Company Services, Inc.	20,000
Miscellaneous	15,000
Total	$235,000

Item 15.	Indemnification of Directors and Officers.

Delaware General Corporation Law
Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The same section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. Also, the section states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.
Provisions of the By-Laws

Action in Reliance upon Orders of Regulatory Bodies
No present or future director or officer of the Company will be liable for any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by order issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating the Company or its subsidiaries by reason of their being public utility companies or public utility holding companies, or any amendment to any thereof. In the event that such provisions are found by a court not to constitute a valid defense, each such director and officer will be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or her or imposed on him or her, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as described above.
Right to Indemnification
Each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified by the Company to the fullest extent permitted or required by the General Corporation Law of State of Delaware (the “DGCL”) and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, except with respect to Proceedings to enforce rights to indemnification as described below, the Company will indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company. An Indemnitee’s right to indemnification as described in this paragraph does not include and is separate from an Indemnitee’s right to Advancement of Expenses (as defined below) as described in the immediately subsequent paragraph.
Right to Advancement of Expenses
Each Indemnitee has a right to advancement by the Company of any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation service to an employee benefit plan) will be made only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to an Advancement of Expenses. An Indemnitee’s right to an Advancement of Expenses is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification with respect to the related Proceeding or the absence of any prior determination to the contrary.
Right of Indemnitee to Bring Suit
If a claim for indemnification described above is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company (following the final disposition of such proceeding) or if a claim for Advancement of Expenses is not paid in full by the Company within 20 calendar days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee will be entitled to the fullest extent permitted or required by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader reimbursements of prosecution or defense expenses than such law permitted the Company to provide prior to such amendment), to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it will be a defense that, and (ii) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company will be entitled to recover such expenses, without interest, upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Company (including its Board of Directors or a committee thereof, its stockholders or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors or a committee thereof, its stockholders or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, will create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses, or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, will be on the Company.
Miscellaneous
The rights to indemnification and to the Advancement of Expenses described above (i) are deemed to be separate contract rights and such rights will continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the Indemnitee’s heirs, executors and administrators and (ii) are not exclusive of any other right that any person may have under any statute, the Company’s Certificate of Incorporation, the Company’s By-Laws, any agreement or any vote of stockholders or disinterested directors or otherwise. The Company will not be liable to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.
Insurance
The Company has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

Item 16.    Exhibits.

Exhibit Number
4.1	Restated Certificate of Incorporation of The Southern Company, dated February 12, 2019. (Designated in Form 10-K for the year ended December 31, 2018, File No. 1-3164, as Exhibit 3(a)1.)
4.2	Amended and Restated By-laws of The Southern Company effective December 12, 2022, and as presently in effect. (Designated in Form 8-K dated December 12, 2022, File No. 1-3526, as Exhibit 3.1.)
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.
23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1 above).
23.2	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney and Resolution.
107.1	Filing Fee Table

    Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

Item 17.	Undertakings.
(a) Undertaking related to Rule 415 offering:
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Undertaking related to the registration statement becoming effective upon filing:
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, The Southern Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 16, 2024.

THE SOUTHERN COMPANY

By:	Christopher C. Womack
Chairman, President and Chief Executive Officer

By:	/s/Melissa K. Caen
Melissa K. Caen Attorney-in-Fact

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
Christopher C. Womack	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

Daniel S. Tucker	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

David P. Poroch	Comptroller and Chief Accounting Officer (Principal Accounting Officer)

Janaki Akella
Henry A. Clark III
Shantella E. Cooper
Anthony F. Earley, Jr.
David J. Grain
Donald M. James
John D. Johns
Dale E. Klein
David E. Meador
Ernest J. Moniz
William G. Smith, Jr.
Kristine L. Svinicki
Lizanne Thomas
E. Jenner Wood III
Directors

By:	/s/Melissa K. Caen	February 16, 2024
Melissa K. Caen Attorney-in-Fact